United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2005
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Ave, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-1.1 UNDERWRITING AGREEMENT DATED AS OF DECEMBER 14, 2005
EX-5.1 OPINION OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
EX-99.1 PRESS RELEASE DATED DECEMBER 15, 2005

Item 1.01 Entry into a Material Definitive Agreement.
     On December 15, 2005, OXiGENE, Inc. (“OXiGENE” or the “Company”) issued a press release announcing the pricing of a public offering of 6,500,000 shares of its common stock pursuant to its effective shelf registration statement (Reg. No. 333-128528) at $3.65 per share. SG Cowen & Co., LLC acted as the sole book running manager and Lazard Capital Markets LLC acted as co-lead manager in the offering. The offering is expected to close on December 20, 2005. The information contained in the press release dated December 15, 2005 is incorporated herein by reference and filed as Exhibit 99.1 hereto.
     The Company filed with the U.S. Securities and Exchange Commission (the “Commission”), on December 15, 2005, a prospectus supplement dated December 14, 2005 relating to the issuance and sale of the common stock. In connection with the filing of the prospectus supplement with the Commission, the Company is filing the underwriting agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the validity of the common stock as Exhibit 5.1 hereto.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are furnished with this report:

Exhibit Number	Description

1.1	Underwriting Agreement dated as of December 14, 2005.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

99.1	The Registrant’s Press Release dated December 15, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of December 14, 2005.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

99.1	The Registrant’s Press Release dated December 15, 2005.